UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10 AMENDMENT NO. 2

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

UNDER SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number 000-54239
DIGIPATH, INC.
(Name of Small Business Issuer in its charter)

Nevada	27-3601979
(State or other jurisdiction of incorporation or formation)	(I.R.S. employer identification number)

1328 W. Balboa Blvd. Suite C
Newport Beach, CA	92661
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (702) 527-2060
Issuer’s facsimile: (949) 258-5379

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be registered

Common Stock, $.001

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition for “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐¨	Accelerated Filer	☐¨

Non-Accelerated Filer	☐¨	Smaller Reporting Company	☑

EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 to voluntarily register our common stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to “DigiPath, Inc.,” “DigiPathTM , ” the “Company,” “we,” “our” or “us” means DigiPath, Inc.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

ITEM 1.  BUSINESS

(a) Business Development
DigiPath, Inc., a Nevada corporation (“DigiPath,” “Company,” “we,” “us,” or “our”), was incorporated on October 5, 2010 in Nevada.  The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7.

On February 14, 2011, we entered into a Revolving Promissory Note (the “Revolving Note”) with NYX Capital Advisors, Inc. (“NYX”).  Eric Stoppenhagen, our CEO, has voting and investment control over the securities owned by NYX Capital Advisors, Inc.   Under the terms of the Revolving Note, NYX agreed to advance to the Company, from time to time and at the request of the Company, amounts up to an aggregate of $500,000 until September 30, 2012.  All advances shall be paid on or before September 30, 2012 and interest shall accrue from the date of any advances on any principal amount withdrawn, and on accrued and unpaid interest thereon, at the rate of eight percent (8%) per annum, compounded annually.  The Company’s obligations under the Revolving Note will accelerate upon a bankruptcy event of the Company, any default by the Company of its payment obligations under the Revolving Note or the breach by the Company of any provision of any material agreement between the Company and the noteholder.  As of the date of the Revolving Note, $200,000 was deemed outstanding under the Revolving Note.

On March 23, 2011, the Company completed a private placement offering to certain investors (“Investors”) pursuant to which the Company sold an aggregate of 286,750 shares of the Company’s common stock resulting in gross proceeds of $28,675 to the Company. The Company intends to use proceeds of the offering for working capital. The Company has no material relationship with any of the investors participating in the private placement offering other than in respect of the investment. The Company paid no commissions in connection with the closing of the private placement offering.

The Company has a long term desire to become a publicly reporting company in order to have greater access to capital, increase the Company’s valuation, and to provide future liquidity to its current and future shareholders.

(b) Business of Issuer
DigiPath currently focuses on the business of providing advisory services for clients involved within healthcare industry.  Currently, our focus is on digital pathology.  Digital pathology image-based information environment enabled by computer technology that allows for the management of information generated from a digital slide. Digital pathology is enabled in part by virtual microscopy, which is the practice of converting glass slides into digital slides that can be viewed, managed, and analyzed. Pathology is the study and diagnosis of disease.

Our current services range the full breadth of management operations for marketing, product development, sales, outreach, operations, customer service, regulatory, and financial.  Our target clients include manufacturer (hardware and software), distribution and service firms (USA, Canada, Europe, Middle East, Asia, Latin America), laboratories (reference, hospital owned, independent), private pathology practices (associated with hospitals), and centers of excellence (USA, Canada, Europe, Middle East, Asia, Latin America).

DigiPathTM is healthcare technology advisors focused on improving the care of its clients’ patients.

The DigiPath team provides advisory services to ensure that digital pathology solutions provide improved patient care; exceed the return on investment goals;  minimize any operational inefficiency; and  provide a means for your firm to stay competitive.

DigiPath advisory services uses a proprietary methodology services platform called 6D Focus Methodology.  DigiPath provides services for all steps, or teaches the stakeholders team on how to implement each step.  DigiPath tailors advisory services to individual firms’ expertise.

DigiPath advisors use industry standards, best practices, and reputable products to provide a platform that supports specified stakeholder needs.  The 6D Focus Methodology ensures that our client’s needs are met for currently and in the future.

DigiPath provides the expertise in accelerating the adoption of digital pathology within a group, organization, or system.  DigiPath provides advisory services to the many digital pathology stakeholders.  With this adoption, patients care will greatly improve.

DigiPath provides advisory service to a variety of people, groups, organizations, or systems who affect or can be affected by the implementation of digital pathology.  We provide advisory services to the manufacturer of both hardware and software products related to digital pathology. We provide distribution strategies throughout USA, Canada, Europe, Middle East, Asia, Latin America.  We assist laboratories, private pathology practices and centers of excellence (reference, hospital owned, independent) with increasing efficiency and quality of services.

DigiPath’s advisory services are about collaboration with our stakeholders.  Consulting is about collaboration. Bringing together the client’s functional expertise and our process expertise is the secret of assuring a return on investment from DigiPath advisory services.  We offers advisory services throughout the workflow for the difference stakeholders, including marketing, product development, outreach & sales, operations, customer service, regulatory, and financial services.

Our marketing services include a thorough domestic and international market review, competitive analysis, pricing and Packaging analysis, and strategic partner’s evaluations.

Our product development services include market research documentation, product research documentation, technical research documentation, quality assurance process & policy, and quality and International Organization for Standardization (“ISO”) compliance.

We provide outreach and sales services which include customer relationship management planning, prospect identification, distribution partner evaluation, staffing and commission assistance, sales process training, and sales operational planning.

Our operation services include workflow review, analysis and recommendations, change management coaching, information technology integration, standard operating procedure documentation and training support.

Our customer service advisory services include institution of strategy for managing our clients’ interaction with customers, clients and sales prospects through organization, automation and synchronization of business processes.

Plan of Operations

DigiPath uses a proprietary methodology services platform, 6D Focus Methodology in all our advisory services.  We provide services for all steps, or teach the stakeholders team on how to implement each step.  We tailor advisory services to our clients’ needs and expertise.

We use industry standards, best practices, and reputable products to provide a platform that supports your specified stakeholder needs.  The 6D Focus Methodology ensures that our client’s needs are met for today and tomorrow.

Step 1 Discover
The DigiPath in-depth data-gathering process gives us a “behind the scenes” look at the digital pathology market, the individual stakeholder’s business, and combined impacts for patients, market, and the stakeholder’s business.

Step 2 Diagnose
Based on step 1, the DigiPath team provides a diagnoses how specific stakeholder problems, processes, shortfalls, quality, and/or competitive concerns.  Step 2 includes the recommendations on DigiPath advisory service areas which can deliver the stakeholder’s benefits.

Step 3 Design
DigiPath team designs solutions to overcome issues identified in step 1 and 2.  Solutions can be based on the specific advisory service areas; marketing, product development, outreach & sales, operations, customer service, regulatory, or financial.

Step 4 Deliver
If the stakeholder chooses, DigiPath can assist with delivering solutions for the Step 3 design.  The advisory services delivery may include strategic planning, design, procurement, consulting, project management, implementation, testing, training, and documentation.

Step 5 Defect
Once a recommendation is delivered, a defect review and improvement plan is critical for the recommendation’s success.  DigiPath can provide a platform for defect review and continued quality assurance.

Step 6 Distribute
As a solution distributes within your organization, a proactive approach to maintenance and support ensures the return on investment is provided to your firm’s goals.  DigiPath can provide continued evaluation and advisory services to ensure the return on investment goals are met.

Target Clients

DigiPath provides the expertise in accelerating the adoption of digital pathology.  DigiPath provides advisory services to the many digital pathology stakeholders.  Our current and targeted clients include manufacturers of digital pathology hardware and software, distribution and service firms, reference laboratories, hospital laboratories and independent private pathology practices.

There are over 250 potential clients which may be competitors in the future.  Manufacturer (hardware and software) clients may include 3D Histech, MikroScan, Medica, CRI, Aperio, Hamamatsu, Aurora Interactive, iPath,  Leica, and SlidePath.  To the extent we work exclusively with one, we may be precluded from working with and become a competitor to another.

Distribution & Service Firms include Cassling, Olympus USA, Nikon Instruments, Zeiss Instruments, CRI, and other international based firms.  Laboratories include LabCorp, Quest, BioReference, UniPath, ProPath, and Caris.  Private Pathology Practices include over 400 small business entities throughout the USA.  Centers of Excellence include University of Nebraska, Creighton University, University of Kansas, MD Anderson Cancer Center, John Hopkins, and University of Iowa.

Competitive Conditions

Currently, there are other firms providing such advisory services in the digital pathology space.   There is currently an abundant need for such advisory services and we have not seen this as inhibiting our ability to garner new clients. Additionally, on larger engagements, we currently work with other advisory service firms which may be deemed as competitors.  Some firms which we identified as clients may provided competitive services.

Industry

Digital pathology provides improved patient care from  faster diagnosis time, more accurate diagnosis, more reproducible diagnosis, and probable lower medical costs.  The improvement areas are a result of digital pathology means to provide faster turnaround time, faster access to sub-specialist, fast access to 2nd opinion, and more cost effective medical diagnosis’s.

    Digital pathology is a dynamic, image-based environment that enables the acquisition, management and interpretation of pathology information generated from a digitized glass slide. A digitized glass slide is the result of using a slide scanning system that converts glass slides to digital slides by capturing a digital image of such slide which is used for pathological examination. Digital slides can be stored as highdefinition,high-quality, digital image data so any portion in the entire image you want to view can be zoomed in by a simple touch on the mouse. This allows you to observe and examine high-definition, high-quality images on the display monitor just like operating a microscope.

Digital pathology is rapidly gaining momentum as a proven and essential technology that is helping to reduce laboratory expenses, improve operational efficiency, enhance productivity, and improve treatment decisions and patient care. It is used worldwide in drug development, reference lab, hospital, and academic medical center settings. Applications include education, research, image analysis, archival and retrieval, laboratory information system (“LIS”) integration, secondary consultations, and virtual slide sharing.”

Today, education and training is the most common use for labs using digital pathology. The biggest barrier to more clinical use is the cost of scanning digital slides, which don’t eliminate the need to first prepare glass slides. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through the growth of revenues.   We started generating revenues in January 2011.  We are growing this revenue by obtaining new customers and providing more services to our existing customers.

We presently have no employees apart from our management. Currently, we utilize numerous consultants to gather new business leads and staff engagements.  We expect to grow the number of our employees as we bring on new clients and there is stability in our revenues.

Intellectual Property, Trade Names, Trademarks and Service Marks

Intellectual property rights that apply to our various proprietary services include copyrights, trade secrets, and trademarks. We also protect certain details about our processes and strategies as trade secrets, keeping confidential the information that we believe provides us with a competitive advantage. We have ongoing programs designed to maintain the confidentiality of such information. We rely on trade secrets, know-how and continuing knowledge to achieve and thereafter maintain a competitive advantage with respect to the Digital Pathology consulting.  Although we have entered into and we intend to enter into confidentiality and invention agreements with employees, consultants, certain potential customers and advisors, no assurance can be given that such agreements will be honored or that we will be able to effectively protect our rights to our unpatented trade secrets and know-how.

We may, as circumstances require, develop and implement DigiPath trademarks and/or service marks which will enhance a customer's ability to identify the Company, as well as the products and services to be offered by the Company. We have applied to the United States Patent and Trademark Office for the trademark of DigiPath.

Currently, we have developed and implemented our DigiPath trademarks and/or service marks, and have not filed an application to register the DigiPath any trademarks. Furthermore, we are unaware of names similar to the trade names to be used by us which are used by other persons.

Our overall policy will be to pursue registration of our marks whenever possible and to oppose vigorously any infringement of its marks. There can be no assurance that if and when we develop and implement our trademarks and/or service marks, that such trademarks and/or service marks will afford protection against competitors with similar products and services. There can also be no assurance that our trademarks and/or service marks will not be infringed upon or designed around by others, or that we can adequately prosecute or defend any infringements.

(c) Reports to security holders.

(1) The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(2) The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3) The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

ITEM 1.A	RISK FACTORS

An investment in the Company is highly speculative in nature and involves an extremely high degree of risk.

We are a development stage company and expect to have losses until operations begin.

We are a development stage company.  Thus, we have a limited operating history upon which investors may rely to evaluate our prospects and have only a preliminary business plan upon which investors may consider to evaluate our prospects.  Such prospects must be considered in light of the problems, expenses, delays and complications associated with a business that seeks to commence more significant revenue operations. We commenced operations on October 5, 2010 as such we have no historical operating history. We expect to continue to incur operating losses until such time, if ever, as we are able to achieve sufficient levels of revenue from operations.  We anticipate that our existing cash and cash equivalents will not be sufficient to fund our business needs. Our ability to commence revenue operations and achieve profitability will depend on our obtaining additional capital, entering into satisfactory agreements with strategic partners, acquiring the Digital Pathology consulting and finding customers for such technology.  There can be no assurance that we will ever generate revenues or achieve profitability. Accordingly, the extent of future losses and the time required to achieve profitability, if ever, cannot be predicted at this point.

Investors may lose all of their investment in us.

Investment in us involves a high degree of risk.  Investors may never recoup all or part of or realized any return on their investment.  Accordingly, investors may lose all of their investment and must be prepared to do so.

Our auditors have expressed a going concern opinion.

Primarily as a result of our recurring losses and our lack of liquidity, the Company’s financial statements have been prepared assuming the Company will continue as a going concern.  Our auditors have expressed doubts and uncertainty as to our ability to continue as a going concern.  During the three months ended December 31, 2010, the Company had a net loss of $13,839. At December 31, 2010, the Company had working capital of ($8,839) and stockholders’ deficit of $8,839. Since inception, the Company has also been dependent upon the receipt of capital investment or other financing to fund its operations. It may be necessary for the Company to secure additional working capital through loans or sales of common stock, and there can be no assurance that such funding will be available in the future. These conditions raise substantial doubt about the Company's ability to continue as a going concern and may result a complete loss of any investment in the Company.

There is currently no trading market for our common stock and a purchaser of our shares may never be able to resell them.

5,296,750 of the 5,000,000 outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. There can be no assurance that we will ever meet these conditions and any purchases of our shares are subject to these restrictions on resale. A purchase of our shares may never be available for resale

We have no revenue and cannot assure that we will have revenue or profits in the future.

We have not and currently are not generating any revenue while in our development stage. We are incurring operating losses and cannot assure the investors that we will generate revenue or be profitable in the future.  Continued losses could cause us to limit our operations in order to preserve working capital.

We will continue to incur the expenses of complying with public company reporting requirements.

We have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act even though compliance with such reporting requirements is economically burdensome.

We may need additional financing the failure of to raise such financing will have a material adverse effect on our business.

Our cash requirements may vary materially from those now planned depending on numerous factors, including our ability to obtain the Digital Pathology consulting, finding customers to use such technology and competition. If are not able to attract and retain customers, we may not have sufficient funds to institute our business plan.  We therefore would need to raise additional funds to finance our capital requirements through new financings to achieve the level of operations we anticipate.  Such financings could include equity financing, which may be dilutive to stockholders, or debt financing, which would likely restrict our ability to borrow from other sources.  In addition, such securities may contain rights, preferences or privileges senior to those of the rights of our current stockholders.  We do not have any commitments for additional financing.  There can be no assurance that additional funds will be available on terms attractive to us, or at all.  If adequate funds are not available, we may be required to curtail our development of the Digital Pathology consulting and/or otherwise materially reduce our operations.  Any inability to raise adequate funds could have a material adverse effect on our business, results of operation and financial condition.

Our success will, to a large extent, depend on and experience of our officers and directors.

Our officers and directors will be responsible for the management and control of the Company.  Our success will, to a large extent, depend on the quality of the management provided by Eric Stoppenhagen, our CEO.  Although our officers and directors believe that they have the ability to manage the Company, they can give no assurance that their efforts will result in success.  Stockholders have no right or power to take part in the management of the Company.  Accordingly, no person should purchase any of the Shares offered hereby unless he is willing to entrust all aspects of the management of the Company to the officers and directors.

If we borrow money to expand our business, we will face the risks of leverage.

We anticipate that we may in the future incur debt for financing our growth.  Our ability to borrow funds will depend upon a number of factors, including the condition of the financial markets.  The risk of loss in such circumstances is increased because we would be obligated to meet fixed payment obligations on specified dates regardless of our revenue.  If we do not meet our debt service payments when due, we may sustain the loss of our equity investment in any of our assets securing such debt upon the foreclosure on such debt by a secured lender.

Our common stock is considered a “penny stock,” any investment in our shares is considered to be a high-risk investment and is subject to restrictions on marketability.

We currently are not on an exchange.  We plan to list on the OTC Bulletin Board. To the extent we are successful, our common stock is considered a “penny stock” because it is quoted and traded on the OTC Bulletin Board (“OTCBB”) and it trades for less than $5.00 per share.  The OTCBB is generally regarded as a less efficient trading market than the NASDAQ Capital or Global Markets or the New York Stock Exchange.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that, prior to effecting a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock.

Since our common stock will be subject to the regulations applicable to penny stocks, the market liquidity for our common stock could be adversely affected because the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market in the future.

We have additional securities available for issuance, including preferred stock, which if issued could adversely affect the rights of the holders of our common stock.

Our articles of incorporation authorize the issuance of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. The common stock and preferred stock can be issued by our board of directors without stockholder approval. Accordingly, our stockholders will be dependent upon the judgment of our management in connection with the future issuance and sale of shares of our common and preferred stock, in the event that buyers can be found therefor. Any future issuances of common stock would further dilute the percentage ownership of our Company held by the public stockholders.

Authorization of 10,000,000 shares of preferred stock can adversely affect the voting power and other rights of common stock owners.

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future.

Indemnification of officers and directors would allow for only limited recourse against our officers and directors.

The Articles of Incorporation and Bylaws of the Company contain broad indemnification and liability limiting provisions regarding our officers, directors and employees, including the limitation of liability for certain violations of fiduciary duties.  Stockholders of the Company therefore will have only limited recourse against the individuals.

Risks Related to the Industry and Our Operations

Our business venture into the digital pathology business is subject to a high risk of failure.

Our business venture into the Digital Pathology consulting is at a very early stage and is subject to a high risk of failure. In order to establish commercial viability, we will have to acquire a large customer base.  There can be no assurances that we will be able to do so.

We are uncertain of our ability to protect our trade secrets the loss of which would negatively impact our competitive advantage.

We rely on trade secrets, know-how and continuing knowledge to achieve and thereafter maintain a competitive advantage with respect to the Digital Pathology consulting.  Although we have entered into and we intend to enter into confidentiality and invention agreements with employees, consultants, certain potential customers and advisors, no assurance can be given that such agreements will be honored or that we will be able to effectively protect our rights to our unpatented trade secrets and know-how.  Moreover, no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

Our failure to develop our limited marketing capabilities would have a material adverse effect on our business.

We have limited marketing capabilities and resources to expend on marketing the Digital Pathology consulting.  In order to achieve market penetration we will have to undertake significant efforts and expenditures to create awareness of, and demand for, our Digital Pathology consulting and products.  Our ability to penetrate the market and build our customer base will be substantially dependent on our marketing efforts, including our ability to encourage customers to adopt Digital Pathology.  No assurance can be given that we will succeed. Our failure to successfully develop our marketing capabilities, both internally and through third-party joint ventures, would have a material adverse effect on our business, operating results and financial condition.

We are dependent on key personnel, the loss of whose services could materially adversely impact our business and prospects.

Our success in the Digital Pathology consulting business will be largely dependent upon the efforts of the principals who are developing the Digital Pathology consulting business and the employees hired by us to assist such principals in developing such customer base.  The loss of the services of any of these individuals could have a material adverse effect on our digital pathology consulting business and prospects.  There can be no assurance that we will be able to retain the services of such individuals in the future.  Our success will be dependent upon our ability to hire and retain qualified technical, research, management, marketing and financial personnel. We will compete with other companies with greater financial and other resources for such personnel.  Although we have not to date experienced difficulty in attracting qualified personnel, there can be no assurance that it will be able to retain the personnel it hires or acquire additional qualified personnel as and when needed.

Control by key stockholders limits investors’ ability to participate in our management.

Our largest stockholder, Eric Stoppenhagen, represents approximately 100% of the voting power of our outstanding capital stock.  If the Company sells additional shares will still have only limited rights to participate in our management.

Our business plan will take a significant amount of time to implement.

The research and development related to the Digital Pathology consulting and our business plan will take a significant amount of time to implement.  Investors must be prepared to hold the Shares as a long term investment as the value of the Shares will not increase in value in the short term, if ever.

Absence of cash dividends may affect the investment value of our common stock.

The Board of Directors has not and does not anticipate paying cash dividends on the common stock of the Company for the foreseeable future and intends to retain any future earnings to finance the growth of the Company’s business.  Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements and the general operating and financial conditions of the Company, as well as legal limitations on the payment of dividends out of paid-in capital.

ITEM 2.	MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The Company was incorporated in Nevada on October 5, 2010.  The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7. We commenced earning revenue in January 2011.
On February 14, 2011, we entered into a Revolving Note with NYX of which Eric Stoppenhagen, our CEO, has voting and investment control over the securities owned by NYX.   Under the terms of the Revolving Note, NYX agreed to advance to the Company, from time to time and at the request of the Company, amounts up to an aggregate of $500,000 until September 30, 2012.  All advances shall be paid on or before September 30, 2012 and interest shall accrue from the date of any advances on any principal amount withdrawn, and on accrued and unpaid interest thereon, at the rate of eight percent (8%) per annum, compounded annually.  The Company’s obligations under the Revolving Note will accelerate upon a bankruptcy event of the Company, any default by the Company of its payment obligations under the Revolving Note or the breach by the Company of any provision of any material agreement between the Company and the noteholder.  As of the date of the Revolving Note, $200,000 was deemed outstanding under the Revolving Note.

On March 23, 2011, the Company completed a private placement offering to Investors pursuant to which the Company sold an aggregate of 286,750 shares of the Company’s common stock resulting in gross proceeds of $28,675 to the Company. The Company intends to use proceeds of the offering for working capital. The Company has no material relationship with any of the investors participating in the private placement offering other than in respect of the investment. The Company paid no commissions in connection with the closing of the private placement offering.

DigiPath focuses on the business of providing advisory services for clients involved within healthcare.  Services range the full breadth of management operations for marketing, product development, sales, outreach, operations, customer service, regulatory, and financial.  Clients include Manufacturer (hardware and software), Distribution & Service Firms (USA, Canada, Europe, Middle East, Asia, Latin America), Laboratories (reference, hospital owned, independent), Private Pathology Practices (associated with hospitals), and Centers of Excellence (USA, Canada, Europe, Middle East, Asia, Latin America).

DigiPath is your Healthcare Technology advisors to improve the care of your patients.

The DigiPath team provides advisory services to ensure your digital pathology solutions provide 1) improved patient care; 2) exceed your return on investment goals; 3) minimize any operational inefficiency; and 4) provide a means for your firm to stay competitive.

DigiPath’s advisory services are about collaboration with our stakeholders.  Consulting is about collaboration. Bringing together the client’s functional expertise and DigiPath’s process expertise is the secret of assuring a return on investment from DigiPath advisory services.  DigiPath offers advisory services throughout the workflow for the difference stakeholders, including marketing, product development, outreach & sales, operations, customer service, regulatory, and financial services. We plan to grow are revenues by increasing the number of clients we provide advisory services to and increasing the number of services to each client.

The Three Months Ending December 31, 2010

Revenue

Our revenues were zero in the three months ending December 31, 2010. During the three months ending December 31, 2010, we commenced our business.  We commenced earning revenue in January 2011

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $13,839 in the three months ending December 31, 2010.  During the three months ending December 31, 2010, we commenced business.  The expenses were mainly related to travel expenses.

Net Loss

For the three months ended December 31, 2010, we incurred a loss of $13,839, or $0.00 per share.

Liquidity and Capital Requirements

The Company currently has a limited cash flow.  Expenses to date have been paid by management.  The costs of implementing our business plan for the next 12 months and beyond such time will be paid with earnings, money in our treasury, the raising additional capital, and/or obtain financing.  Currently, our majority shareholder, Eric Stoppenhagen, has indicated their willingness to advance us funds when needed.

During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports,
(ii)	auditor fees,
(iii)	transfer agent fees, and
(iv)	costs relating to implementing our business plan.

On February 14, 2011, we entered into a Revolving Note with NYX. Eric Stoppenhagen, our CEO, has voting and investment control over the securities owned by NYX.   Under the terms of the Revolving Note, NYX agreed to advance to the Company, from time to time and at the request of the Company, amounts up to an aggregate of $500,000 until September 30, 2012.  All advances shall be paid on or before September 30, 2012 and interest shall accrue from the date of any advances on any principal amount withdrawn, and on accrued and unpaid interest thereon, at the rate of eight percent (8%) per annum, compounded annually.  The Company’s obligations under the Revolving Note will accelerate upon a bankruptcy event of the Company, any default by the Company of its payment obligations under the Revolving Note or the breach by the Company of any provision of any material agreement between the Company and the noteholder.  As of the date of the Revolving Note, $200,000 was deemed outstanding under the Revolving Note.

On March 23, 2011, the Company completed a private placement offering to Investors pursuant to which the Company sold an aggregate of 286,750 shares of the Company’s common stock resulting in gross proceeds of $28,675 to the Company. The Company intends to use proceeds of the offering for working capital. The Company has no material relationship with any of the investors participating in the private placement offering other than in respect of the investment. The Company paid no commissions in connection with the closing of the private placement offering.

The Company has suffered recurring losses from operations and has an accumulated deficit of $13,839at December 31, 2010. Primarily as a result of our net loss and our lack of liquidity as of December 31, 2010, our independent auditors believe that there is uncertainty as to our ability to continue as a going concern. Management anticipates that our existing cash and cash equivalents will be sufficient to fund our operations through at least December 31, 2011. There can be no assurance that the Company will be able to secure sufficient financing or on terms acceptable to the Company. If additional funds are raised through the issuance of equity securities, the percentage ownership of our current stockholders is likely to or will be reduced.

We may experience significant fluctuations in our quarterly operating results in the future. Our customers, who are primarily public and private clinical laboratories, research organizations and hospitals, generally operate on annual budgets. Their spending practices, business cycles and budgeting cycles affect our revenues. Factors that may have an influence on our operating results in any particular quarter include: demand for our services, seasonality of our sales, new product introductions, and the costs and time required for a transition to the new products and services, foreign currency fluctuations, delays between our incurrence of expenses to develop new services (including expenses related to marketing and service capabilities), and the timing of sales and payments received for new services.

Due to the factors noted above, our future earnings and stock price may be subject to significant volatility, particularly on a quarterly basis. It is possible that our future operating results will be below the expectations of public market analysts and investors. If our operating results fall below market expectations, the price of our common stock could decline significantly.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

ITEM 3.	DESCRIPTION OF PROPERTY

The Company neither rents nor owns any properties. The Company utilizes office space provided free of charge by Eric Stoppenhagen, our majority shareholder. The Company will continue to maintain its offices at this address until revenues increase, if ever. Upon an increase in revenues, we plan to be opening representative offices shortly in San Francisco, CA, Omaha, Nebraska, Boston, Massachusetts, and Cairo, Egypt.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a)	Security ownership of certain beneficial owners.

The following table sets forth, as of March 28, 2011 , the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class Common Stock(1)
Eric Stoppenhagen 1328 W. Balboa Blvd. Suite C Newport Beach, CA 92661	5,000,000	94.4%

All Officers and Directors as a group	5,000,000	94.4%

(1)
The percent of Common Stock owned is calculated using the sum of (A) the number of shares of Common Stock owned, and (B) the number of warrants and options of the beneficial owner that are exercisable within 60 days, as the numerator, and the sum of (Y) the total number of shares of Common Stock outstanding (5,296,750), and (Z) the number of warrants and options of the beneficial owner that are exercisable within 60 days, as the denominator.

ITEM 5.	DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

(a) Identification of Directors and Officers

Our officers and directors and additional information concerning them are as follows:

The names and ages of the directors and executive officers of the Company, and their positions with the Company, are as follows:

Name	Age	Position

Eric Stoppenhagen	37	President, Chief Financial Officer, Secretary, Treasurer and Director

Directors are elected for a period of one year and until their successors are duly elected.  Executive officers are elected by the Board of Directors.

Eric Stoppenhagen, has been then Company’s President, Chief Financial Officer, Secretary, Treasurer and Director since October 2010.  He has been involved in the Digital Pathology space since 2003 providing Sales, Business Development, Operations, and Financials support to Trestle Holdings, Inc. and BioImagene, Inc.  He also provides financial and management services to small to medium-sized companies that either are public or desire to become public. He provides Interim Chief Financial Officer services to these companies, which includes as transaction advice, preparation of security filings and advice regarding compliance with corporate governance requirements.  Mr. Stoppenhagen has more than ten years of financial experience having served in an executive officer for several public and private companies; including as Interim President of Trestle Holdings, Inc., a public company, from 2006 to 2009; President of Trist Holdings, Inc., a public company, from 2007 to 2010, President of Catalyst Lighting Group, Inc., a public company, from 2010 to 2011, and Chief Financial Officer of Jardinier Corporation, an irrigation systems company from 2007 to 2008. He serves in the capacity as an officer or director of small public companies on a part-time, interim basis.   In addition, Mr. Stoppenhagen is a Certified Public Accountant and holds a Juris Doctorate and Masters of Business Administration both from George Washington University. Additionally, he holds a Bachelor of Science in Finance and a Bachelor of Science in Accounting both from Indiana University. Mr. Stoppenhagen plans to dedicate approximately 40 hours per week to the Company.

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than three members. Officers are elected by and serve at the discretion of the Board of Directors.

Board Experience

Our board of directors has diverse and extensive knowledge and expertise in healthcare industries industry that is of particular importance to us. This knowledge and experience includes operating, acquiring, financing development stage companies. In addition, our board of directors has extensive and broad legal, auditing and accounting experience. Our board of directors has numerous years of hands-on and executive experience drawn from a wide range of disciplines. Our current director was nominated to the board of directors on the basis of the unique skills he brings to the board. We will select additional directors based upon the experience and unique skills they bring as well how these collectively enhance our board of directors. On an individual basis:

Our Chairman, Mr. Stoppenhagen, has over 10 years of experience in managing publicly traded companies and brings insight into all aspects of our business due to both his current role with the company. His comprehensive experience and extensive knowledge and understanding of the healthcare and specifically digital pathology has been instrumental in the creation, development and launching of our company, as well as our current strategy.

(b) Significant Employees.

None.

(c) Family Relationships.

None.

(d) Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

(e) The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire. Prior Blank Check Company Experience

(f) Code of Ethics

The Company has adopted a code of ethics that applies to its principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functionsA copy of the Company’s code of ethics may be obtained free of charge by contacting the Company at the address or telephone number listed on the cover page hereof.

In summary, DigiPath expects employees at all levels to observe and respect the laws and regulations and standards of business conduct that govern the conduct of our business. The Company is committed to designing, applying, and enforcing a corporate compliance program that will assist its employees in achieving this goal.

All employees are expected to read and understand this Code, uphold these standards in day-to-day activities, comply with all applicable policies and procedures, and ensure that all contractors, representatives and agents are aware of, understand and adhere to these standards.

ITEM 6.	EXECUTIVE COMPENSATION

The Company’s current officers nor directors have not received any cash remuneration since inception. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

The following table and related footnotes show the compensation paid during the fiscal years ended September 30, 2010 and 2009.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Awards of Stock, Options and Warrants

Eric Stoppenhagen President	2010 2009	N/A N/A	N/A N/A	N/A N/A	N/A N/A

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Person Transactions

Other than the transactions described below, since our inception, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

-	in which the amount involved exceeds $120,000; and

-
in which any director, executive officer, shareholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

On February 14, 2011, we entered into a Revolving Note with NYX. Eric Stoppenhagen, our CEO, has voting and investment control over the securities owned by NYX.   Under the terms of the Revolving Note, NYX agreed to advance to the Company, from time to time and at the request of the Company, amounts up to an aggregate of $500,000 until September 30, 2012.  All advances shall be paid on or before September 30, 2012 and interest shall accrue from the date of any advances on any principal amount withdrawn, and on accrued and unpaid interest thereon, at the rate of eight percent (8%) per annum, compounded annually.  The Company’s obligations under the Revolving Note will accelerate upon a bankruptcy event of the Company, any default by the Company of its payment obligations under the Revolving Note or the breach by the Company of any provision of any material agreement between the Company and the noteholder.  As of the date of the Revolving Note, $200,000 was deemed outstanding under the Revolving Note.

Promoters.

None

Corporate Governance and Director Independence.

The Company has not:

•
established its own definition for determining whether its directors and nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company; nor

•	established any committees of the board of directors.

Given the nature of the Company’s business, its limited stockholder base and the current composition of management, the board of directors does not believe that the Company requires any corporate governance committees at this time. The board of directors takes the position that management of a target business will establish committees that will be suitable for its operations after the Company consummates a business combination.

As of the date hereof, the entire board serves as the Company’s audit committee.

ITEM 8.	LEGAL PROCEEDINGS.

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and the Registrant does not know nor is it aware of any legal proceedings threatened or contemplated against it.

ITEM 9.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

(a) Market Information.

The Company’s common stock is currently not quoted on the OTC Markets or the OTC Bulletin Board and the Company was formed on October 5, 2010.  Therefore, there is no market information.

Quarter Ended	High		Low
March 31, 2009	$	N/A	$	N/A
June 30, 2009		N/A		N/A
September 30, 2009		N/A		N/A
December 31, 2009		N/A		N/A
March 31, 2010		N/A		N/A
June 30, 2010		N/A		N/A
September 30, 2010		N/A		N/A
December 31, 2010	$	N/A	$	N/A

           There is no closing price of our common stock as we are not reported.

(b) Holders

As of March 28, 2011 , there were 49 holders of record of our common stock.

(c) Dividends.

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES.

On October 8, 2010, the Company issued 5,000,000 restricted shares of the Company’s common stock for services rendered valued at $5,000 to Eric Stoppenhagen, our CEO.

In January 2011, we issued 10,000 restricted shares of the Company’s common stock for services rendered to an unrelated party.

On March 23, 2011, the Company completed a private placement offering to forty-seven accredited and unaccredited investors pursuant to which the Company sold an aggregate of 286,750 shares of the Company’s common stock resulting in gross proceeds of $28,675 to the Company.  The issuance of the shares of the Company’s common stock to the Investors were intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (“Commission”) under the Securities Act, as the Shares were sold to accredited investors and less and up to 35 other purchases and were not sold through any general solicitation or advertisement.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;

•	We placed restrictive legends on all certificates issued;

•	No sales were made by general solicitation or advertising;

•	Sales were made only to accredited investors

In connection with the above transactions, we provided the following to all investors:

•	Access to all our books and records.

•	Access to all material contracts and documents relating to our operations.

•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

The Company’s Board of Directors has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company currently has no commitments to issue any shares of common stock.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES

(a) Common or Preferred Stock.

Common Stock

We are authorized to issue up to 50,000,000 shares of our common stock, $.001 par value per share (“common stock”), of which 5,296,750 shares of common stock are currently outstanding. Voting rights for the common stock are not cumulative.  Upon our liquidation, dissolution or winding up, our assets, after the payment of liabilities, will be distributed pro rata to the holders of the common stock after distribution is made of any class of stock with priority over the common stock.  The holders of the common stock do not have preemptive rights to subscribe for additional shares of common stock.  The shares of common stock presently outstanding are fully paid and non-assessable.  Holders of common stock are entitled to share equally in dividends when, as and if declared by our Board of Directors out of funds legally available therefor.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock. We have not issued any shares of our preferred stock. The preferred stock can be issued by, and the terms of the preferred stock, including dividend rights, voting rights, liquidation preference and conversion rights can generally be determined by, our board of directors without stockholder approval. Any issuance of preferred stock could adversely affect the rights of the holders of common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. Accordingly, our stockholders will be dependent upon the judgment of our management in connection with the future issuance and sale of shares of our common stock and preferred stock, in the event that buyers can be found therefor. Any future issuances of common stock or preferred stock would further dilute the percentage ownership of our Company held by the public stockholders. We currently maintain a class of blank check preferred stock, over which our Board may, from time to time, file certificates of designation of rights and preferences for a series of preferred stock.  The certificate of designation will establish the voting powers, designations, preferences, limitations, restrictions, conversion features and relative rights of each series.  The preferred stock may be issued for consideration as determined by the Board without any action from the stockholders.  The purpose of the preferred class is to grant preferential rights to certain persons for adequate consideration.   The creation of a preferred class of stock does not have an immediate effect on stockholders of our common stock. Each stockholder retains the same proportionate interest in our company as he/she/it held prior to the establishment of the preferred stock.  However, when preferred stock is issued in the future, the preferential rights of the preferred stock must be satisfied before the holders of common stock are entitled to receive dividends or to participate pro rata in any distribution of assets available for distribution upon a liquidation of our company.

Dividends

Dividends, if any, will be contingent upon the Company’s revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company’s Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

Trading of Securities in Secondary Market

There is currently no trading of our securities in any markets.

Rules 504, 505 and 506 of Regulation D

We do not intend to conduct a registered offering of our securities at this time.

Transfer Agent

Currently the Company acts as its own transfer agent.  However, the Company plans to appoint a different transfer agent within the next six months.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada Revised Statutes requires that the determination that indemnification is proper in a specific case must be made by: (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Article VIII of our By-laws provides that:

Section 1. Indemnification.  Unless otherwise provided in the Corporations’ Articles of Incorporation, the Corporation shall indemnify the officers, directors, employees or agents of the Corporation to the fullest extent permitted by Nevada law as the same exists or may hereafter be amended from time to time.  For the avoidance of doubt, the indemnification permitted or contemplated herein is intended to be to the fullest extent permissible under Nevada law as the same exists or may hereafter be amended from time to time.

Section 2.  Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including amounts paid in settlement and attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. For all purposes under this Article VIII, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 3. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 4. Successful Defense. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 2 or Section 3 of this Article VIII, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense.

Section 5. Determination of Conduct. Any indemnification under Section 2 or Section 3 of this Article VIII (unless ordered by a court or advanced pursuant to Section 6 of this Article VIII) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination shall be made (a) by the stockholders, (b) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (c) by independent legal counsel in a written opinion if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceedings so orders, or (d) by independent legal counsel in a written opinion if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained.

Section 6. Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. The provisions of this Section 5 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Section 7. Indemnity Not Exclusive. The indemnification and advancement of expenses authorized herein or ordered by a court shall not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to Section 3 of this Article VIII or for the advancement of expenses made pursuant to Section 6 of this Article VIII, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. The indemnification and advancement of expenses shall continue for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 8.  Elimination of Liability.  The liability of an officer or director (including without limitation, any personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as an officer or director) shall be eliminated or limited to the fullest extent permitted by Nevada law, as the same exists or may be amended from time to time.

Section 9.  Effect of Amendment or Repeal.  Except as provided in the Corporation’s Articles of Incorporation or by Nevada law, this Corporation reserves the right to amend or repeal any provision contained in these Bylaws, all pursuant to and in accordance with Article IX hereof.  However, any amendment to or repeal of any of the provisions in this Article VIII shall not adversely affect any right or protection of a director or officer of the Corporation for or with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.

           Section 10.  Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was an officer, director, employee or agent of the Corporation against any liability asserted against or incurred by the officer, director, employee or agent in such capacity or arising out of such person’s status as such whether or not the Corporation would have the power to indemnify the officer, or director, employee or agent against such liability.

Section 11.  The Corporation. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents. Accordingly, any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article VIII (including, without limitation, the provisions of Section 5) with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

DIGIPATH, INC.
(a development stage company)
FINANCIAL STATEMENTS

December 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
DigiPath, Inc.

We have audited the accompanying balance sheet of DigiPath, Inc. as of December 31, 2010, and the related statements of operations, stockholders’ deficit, and cash flow and for the period October 5, 2010 (Inception) through to December 31, 2010. DigiPath, Inc. and subsidiaries’ management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DigiPath, Inc. as of December 31, 2010, and the results of its operations and its cash flows for the period October 5, 2010 (Inception) through to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's significant operating losses and insufficient capital raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP
Certified Public Accountants

Newport Beach, California
March 28, 2011

DIGIPATH, INC.
(a development stage company)
CONDENSED BALANCE SHEETS

December 31,
2010
ASSETS
CURRENT ASSETS
Cash	$4,085

TOTAL ASSETS	$4,085

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses	12,924
TOTAL CURRENT LIABILITIES	$12,924

STOCKHOLDERS’ DEFICIT:
Preferred stock, $.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-
Common stock, $.001 par value, 50,000,000 shares authorized, 5,000,000 shares issued and outstanding at December 31, 2010	5,000
Additional paid in capital	-
Accumulated deficit	(13,839)
TOTAL STOCKHOLDERS’ DEFICIT	(8,839)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$4,085

The accompanying notes are an integral part of these financial statements.

 DIGIPATH, INC.
(a development stage company)
CONDENSED STATEMENTS OF OPERATIONS

Cumulative from October 5, 2010 (Inception) through December 31,
2010
REVENUES	$-
COST OF SALES	-
GROSS PROFIT	-
OPERATING EXPENSES:
General and administrative expenses	13,839
LOSS FROM OPERATIONS	(13,839)
Interest expense	-
LOSS BEFORE PROVISION FOR INCOME TAXES	(13,839)
Provision for income taxes	-

NET LOSS	$(13,839)
NET LOSS PER SHARE OF COMMON STOCK — Basic and diluted	$(0.00)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and diluted	5,000,000

The accompanying notes are an integral part of these  financial statements.

DIGIPATH, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE PERIOD OCTOBER 5, 2010 (INCEPTION)
THROUGH DECEMBER 31, 2010

	Preferred Stock		Common Stock		APIC	Accumulated Deficit		Total
	Shares	Amount	Shares	Amount

Balance at October 5, 2010			-	$-	$-	$-	-	$-
Common stock issued for services on October 8, 2010			5,000,000	5,000	-			5,000

Net loss						(13,839)		(13,839)
Balance at December 31, 2010		-	5,000,000	$5,000	$-	$(13,839)		$(8,839)

The accompanying notes are an integral part of these financial statements

  DIGIPATH, INC.
(a development stage company)
CONDENSED STATEMENTS OF CASH FLOWS

Three Months Ended (Inception) December 31,
2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,839)

Adjustments to reconcile net loss to cash flows from operating activities:
Common stock issued for services	5,000
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	12,924
Net cash provided by operating activities	4,085
CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash provided by financing activities	-
NET DECREASE IN CASH	4,085
CASH, Beginning of period	-
CASH, End of period	$4,085

The accompanying notes are an integral part of these financial statements.

DIGIPATH, INC.
(a development stage company)
NOTES TO CONDENSED FINANCIAL STATEMENTS
THREE MONTHS ENDED DECEMBER 31, 2010

NOTE 1 – BASIS OF PRESENTATION AND ORGANIZATION

Organization and Business — DigiPath, Inc. DigiPath, Inc.,” the “Company,” “we,” “our” or “us”) was incorporated in Nevada on October 5, 2010.  The Company is in the development stage as defined in Accounting Standards Codification 915 Development Stage Entity (ASC 915).

DigiPath focuses on the business of providing advisory services for clients involved within healthcare.  Services range the full breadth of management operations for marketing, product development, sales, outreach, operations, customer service, regulatory, and financial.  Clients include Manufacturer (hardware and software), Distribution & Service Firms (USA, Canada, Europe, Middle East, Asia, Latin America), Laboratories (reference, hospital owned, independent), Private Pathology Practices (associated with hospitals), and Centers of Excellence (USA, Canada, Europe, Middle East, Asia, Latin America).

Basis of Presentation - The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Going Concern — The accompanying condensed financial statements have been prepared assuming the Company will continue as a going concern. During the three months ended December 31, 2010, the Company had a net loss of $13,839. At December 31, 2010, the Company had working capital of ($8,839) and stockholders’ deficit of $8,839. Since inception, the Company has also been dependent upon the receipt of capital investment or other financing to fund its operations. The amount of capital required to sustain operations until the successful completion of a business combination is subject to future events and uncertainties. It may be necessary for the Company to secure additional working capital through loans or sales of common stock, and there can be no assurance that such funding will be available in the future. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The accompanying condensed financial statements have been presented on the basis of the continuation of the Company as a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Those estimates and assumptions include estimates for accruals for potential liabilities.

Income Taxes - The Company accounts for income taxes in accordance with ASC 740, Income Taxes ("ASC 740"), which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized.

ASC 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company's financial statements. ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company performed a review of its material tax positions. During the fiscal quarter ended December 31, 2010, there were no increases or decreases in unrecognized tax benefits as a result of tax positions taken during the fiscal quarter, there were no decreases in unrecognized tax benefits relating to settlements with taxing authorities, and there were no reductions to unrecognized tax benefits as a result of a lapse of the applicable statute of limitations. As of December 31, 2010, the Company had no unrecognized tax benefits that, if recognized, would affect the effective tax rate. As of December 31, 2010, the Company has no tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within 12 months of the reporting date.

The Company has elected to classify any interest or penalties recognized with respect to any unrecognized tax benefits as income taxes. During the fiscal quarter ended December 31, 2010, the Company did not recognize any amounts for interest or penalties with respect to any unrecognized tax benefits. As of December 31, 2010, no amounts for interest or penalties with respect to any unrecognized tax benefits have been accrued.

Cash and Cash Equivalents - Cash and cash equivalents, if any, include all highly liquid instruments with an original maturity of three months or less as of December 31, 2010.

Fair Value of Financial Instruments - On July 1, 2008, the Company adopted ASC 820, Fair Value Measurements and Disclosures (ASC 820). ASC 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.


Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The Company had no such assets or liabilities recorded to be valued on the basis above at December 31, 2010.

Revenue Recognition – The Company is in the development stage and has yet to realize revenues from operations. The Company will recognize revenue in accordance with ASC  605, Revenue Recognition, Overall, SEC Materials (ASC 605). ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectibility is reasonably assured. The Company had no operations and no revenue for the fiscal quarters ended December 31, 2010.

Net Loss Per Share - Basic earnings (loss) per share (EPS) is computed by dividing the net income (loss) applicable to common shareholders by the weighted average number of shares of common stock outstanding for the period. Diluted EPS is computed by dividing the income (loss) applicable to common shareholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued, using the treasury stock method. The Company currently has no dilutive securities and as such, basic and diluted loss per share are the same for all periods presented.

Comprehensive Loss - Comprehensive loss is defined as all changes in stockholders' equity, exclusive of transactions with owners, such as capital investments. Comprehensive loss includes net loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the quarter ended December 31, 2010, the Company's comprehensive loss was the same as its net loss.

Stock Compensation for Services Rendered - The Company accounts for equity instruments issued to non-employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718) and ASC 505-50, Equity, Equity-Based Payments to Non-employees (ASC 505-50). All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur.

Recently Issued Accounting Pronouncements - In January, 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-06, “Improving Disclosure about Fair Value Measurements.” This ASU will add new requirements for disclosures into and out of Levels 1 and 2 fair value measurements and information on purchases, sales, issuances and settlements on a gross basis in the reconciliation of Level 3 fair value measurements. It also clarifies existing fair value disclosures about the level of disaggregation, inputs and valuation techniques. The guidance in the ASU is effective for annual and interim reporting periods in fiscal years beginning after November 15, 2010 (the Company’s fiscal year 2012). We do not anticipate the adoption of the new guidance to have any effect on our financial statements or results of operations.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the Securities Exchange Commission (the "SEC") did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 3 – STOCKHOLDERS’ EQUITY

Common Stock - Common stock consists of $0.001 par value, 50,000,000 shares authorized, 5,000,000 shares issued and outstanding as of December 31, 2010. In October 2010, the Company issued 5,000,000 shares of its common stock to Mr. Stoppenhagen, the Company’s President, for services performed.

Preferred Stock - The articles of incorporation of the Company authorize 10,000,000 shares of preferred stock with a par value of $0.001 per share. The Board of Directors is authorized to determine any number of series into which shares of preferred stock may be divided and to determine the rights, preferences, privileges and restrictions granted to any series of the preferred stock.

NOTE 4 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events for the period from December 31, 2010, the date of these financial statements, through March 28, 2011, which represents the date the Company intends to file these financial statements with the Securities and Exchange Commission. Pursuant to the requirements of ASC 855, Subsequent Events there were no events or transactions occurring during this subsequent event reporting period that require recognition or disclosure in these financial statements. With respect to this disclosure, the Company has not evaluated subsequent events occurring after March 28, 2011.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements

None.

(b) Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation.
3.2	By-Laws
10.1	Revolving Promissory Note dated February 14, 2011 by and among DigiPath, Inc. and NYX Capital Advisors, Inc.
14.1	Code of Business Ethics and Conduct Dated October 12, 2010
23	Consent of the Independent Registered Public Accounting Firm Anton & Chia, LLP

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

March 28, 2011	DIGIPATH, INC.

By: /s/ ERIC STOPPENHAGEN
Name: Eric Stoppenhagen
Title: President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Eric Stoppenhagen his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Eric Stoppenhagen Eric Stoppenhagen	President, Chief Financial Officer, Secretary, Treasurer and Director	March 28, 2011